Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-172160) on Form S-3 of ECOtality, Inc. and Subsidiaries of our report dated April 15, 2011, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K for the year ended December 31, 2010.

We also consent to the reference of our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP
Phoenix, Arizona
April 21, 2011